SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           _________________________

                                   FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the Securities
                               Exchange Act of 1934

                           _________________________


                               OCTOBER 9, 1998
                 Date of Report (date of earliest event reported)


                            PSB HOLDINGS, INC.

             (Exact name of registrant as specified in its charter)



         WISCONSIN                0-26480             39-1804877
         (State of Incorporation) (Commission File    (IRS Employer
                                  Number)             Identification
                                                      Number)


                             1905 W. STEWART AVENUE
                             WAUSAU, WISCONSIN 54403
       (Address of principal executive offices, including Zip Code)


                             (715) 842-2191
          Registrant's telephone number, including area code

                               NOT APPLICABLE
        (Former name or former address, if changed since last report)

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 ITEM 5.  OTHER EVENTS

 YEAR 2000 DISCLOSURE*

     YEAR 2000 POLICIES
     PSB Holdings, Inc. ("PSB"), like virtually all other financial institutions in the United States, depends on computer technology to process its various deposit, loan and investment transactions on a daily basis. Management has initiated a plan to review and address the potential for failure of computer applications as a result of the failure of a software program to properly recognize the year 2000 (the "Year 2000 problem" or "Year 2000 issues"). PSB's assessment of the possible consequences of Year 2000 issues on PSB's business, results of operations, or financial condition is referred to herein as its "Year 2000 Project."

     The Year 2000 Project was initiated in July, 1997 and is headed by a committee of employees of PSB's wholly-owned subsidiary, Peoples State Bank (the "Bank"). PSB is a one-bank holding company and the Bank is its sole operating subsidiary. Members of the Committee are responsible for day-to-day computer and internal operations at the Bank, as well as various lending and deposit functions. The Year 2000 Project Committee (the "Committee") reports on a regular basis to the PSB Board of Directors as to the status of Year 2000 issues and PSB's progress in addressing and/or resolving identified Year 2000 problems. The Committee has relied upon its own analysis of PSB's exposure to Year 2000 issues and has reviewed and been guided by its primary bank regulators and various FFIEC Interagency statements, reports, and guidance concerning Year 2000 awareness, testing, implementation, and contingency planning.

     PSB's assessment of the possible consequences of Year 2000 issues on PSB's business, results of operations, or financial condition is not complete, but is continuing in accordance with the Year 2000 Project
 and a Year 2000 Compliance Policy adopted by the Committee.   The Year
 2000 Project includes the following procedures:

     1. Identify all computer software and hardware and other equipment or systems using embedded chips that could possibly fail due to Year 2000 problems or issues. All such computer hardware and other equipment or systems using embedded chips is referred to herein as "equipment."

 ______________________________________
 * Matters discussed in this report with respect to the expectations of PSB or its management are forward-looking statements that involve risks and uncertainties. A more comprehensive discussion of the risks and uncertainties which could cause actual results to be materially different from such expectations are set forth in Part I of PSB's Annual Report of Form 10-K for the year ended December 31, 1997 under the heading "Cautionary Statement Regarding Forward Looking Information."

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     2.   Determine status of software and equipment Year 2000
          certification by manufacturers or vendors and the extent to which such manufacturers or vendors anticipate Year 2000

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          compliance as it relates to services or equipment provided to
          PSB, with emphasis on software and equipment which is essential to processing banking transactions and the Bank's day-to-day record keeping operations.

          In connection with the survey of manufacturers and vendors, test critical software and equipment for Year 2000 compliance in accordance with bank regulatory guidelines and the Committee's internal criteria.

          Determine if software and equipment should be upgraded, replaced, or discarded based on surveys and testing.

     3. Identify and survey correspondent banks and other service providers whose services or products are deemed critical to the Bank's day-to-day operations to assess their Year 2000 compliance.

     4. Develop criteria to identify customers of the Bank whose loan, deposit or other business is considered significant (as determined by the Committee's internal evaluation standards), the loss or disruption of which may, on a combined basis, have a material adverse effect on the Bank's business, results of operations, or financial condition. Collectively, these customers are referred to herein as "selected bank customers."

     5. Survey selected bank customers to educate such customers as to the existence and scope of the Year 2000 problem on customers' business and accounts and to identify possible risks to PSB of those customers' own noncompliance with Year 2000 issues. Additional education of all Bank customers will also be undertaken.

     Preliminary assessment of software and equipment was begun during the first quarter of 1998 to determine which major computer components will need to be updated or replaced. A risk assessment was also done at this time for any systems that were not tested. Testing will be conducted periodically as required to monitor previously failed systems or untested systems in coordination with manufacturer or vendor certification. Testing will continue through the year 2000 to check software and equipment upgrades and modifications.

     All vendors of software or equipment deemed critical to the Bank's operations will be contacted on or before July, 1998 to determine if their products are or will be Year 2000 compliant. PSB will continue to monitor vendor certifications as to Year 2000 compliance and to take appropriate steps to modify or replace systems which are not expected to attain compliance status by July, 1999. Certain upgrading has already been accomplished. A Year 2000 capability upgrade of hardware on the

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 bank's mainframe computer was installed in April, 1998.  A second mainframe, upgraded in April, 1998 will be utilized to do Year 2000 network testing.

     In addition to surveying selected bank customers with respect to their Year 2000 compliance readiness, a letter outlining Year 2000 issues, along with a Year 2000 Credit Risk Assessment Worksheet, has been sent to all commercial loan customers in order to assist the Committee in determining the level of risk to the Bank which might be expected as a result of Year 2000 noncompliance among the loan customer base. Commercial loan application procedures have been amended to include a questionnaire regarding Year 2000 compliance. Seminars have been held, and will continue to be held, for commercial customers and the general public regarding Year 2000 issues and all business checking accounts have received a brochure regarding the importance of Year 2000 compliance. The Bank's loan committee has been charged with identifying major employers in the Bank's primary market area and evaluating potential loss to the Bank's business if those employers operations would be curtailed or cease due to Year 2000 problems.

     Inquiries to the Bank's investment subsidiary service provider and correspondent banks have been undertaken to determine the effect of such entities' compliance with Year 2000 issues.

     The Committee has determined that PSB does not have non-information technology systems, such as embedded controllers, which are material to the operations of PSB and that all security and building operations systems can be operated manually or with alternative controls should a Year 2000 problem occur.

     COSTS
     Replacement of hardware and software which was identified as
 non-Year 2000 compliant began January, 1998.   A prerequisite to the
 purchase of new or replacement software or equipment is a certification by the manufacturer or vendor of Year 2000 compliance.

     Costs of new software or equipment will be capitalized over their useful life. All other costs associated with Year 2000 issues are expensed as incurred. The estimated total cost of evaluation and compliance with Year 2000 issues is not expected to exceed $150,000 and, in any event, is not expected to be material to PSB.

     RISKS
     PSB does not believe that Year 2000 issues will have a material adverse effect on its business, results of operations, or financial condition. There are, however, many risks associated with Year 2000 that are beyond the control of PSB or which may not be adequately addressed by others before material problems are encountered. PSB, like other financial institutions, depends upon the Federal Reserve System and other financial institutions to process a wide variety of financial

                                  -3-

 transactions for itself and its customers and as a source of credit. PSB must rely upon various federal bank regulatory agencies to make certain that the U.S. banking and payments system, as a whole, is Year 2000 compliant. While PSB believes that the banking system as a whole will be Year 2000 compliant, and it has inquired into the readiness of its principal correspondents and service providers, there can be no assurance of that fact or that one or more will not encounter significant Year 2000 problems and thereby adversely affect PSB.

     The Bank has a diverse customer base. Based on this diversity and the information received by the Bank to date in response to its customer surveys and other inquiries, PSB believes that its customers as a whole will not incur material adverse results from Year 2000 related issues to the extent the Bank will, in turn, incur material defaults in its loan portfolio. Nevertheless, there is a risk which cannot be wholly discounted that Year 2000 problems encountered by its customers may result in significant losses to PSB as a result of the inability to repay loans or as a result of reducing the nonloan portion of its customers' banking business.

     PSB's and the Bank's insurer has indicated that it will not provide coverages for losses related to Year 2000 issues. This position is similar to that taken by many insurance carriers. If this coverage limitation is successfully imposed by insurance companies, insurance coverage for any claims of business interruption on the part of PSB or its customers or vendors, or claims by or against PSB for failure to perform various contracts or business agreements as a result of Year
 2000 related problems may not be available or may be available only at premiums that are prohibitive. Losses to PSB are possible as a result of disruptions in the nationwide banking system and one or more individual customers or sectors may default on loan obligations or reduce their level of demand for other services or products offered by the Bank as a result of Year 2000 related problems. PSB does not expect that such events, if they occur, will have a material adverse affect on the business, results of operations, or financial condition of the Bank or PSB.

     CONTINGENCY PLANS
     The Committee has prepared a risk analysis of Year 2000 issues in conjunction with the Bank's disaster recovery plan to help identify what risks should be addressed and to develop contingency plans for continued operations in the event of failure of one or more of the Bank's major systems. These contingency plans are similar, and in some cases, identical, to those in place for the Bank's overall business recovery plans that are or would be used in the event of any type of disaster.


 SHAREHOLDER PROPOSALS AND DISCRETIONARY VOTING

     If any shareholder desires to submit a proposal for inclusion in the proxy statement to be used in connection with the annual meeting of shareholders to be held in 1999 (the "1999 Annual Meeting"), the

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 proposal must be in proper form and received by PSB no later than
 November 25, 1998.

     The proxy solicited by the Board of Directors of PSB will provide that the proxy will confer discretionary voting authority as to any matter proposed by a shareholder at the 1999 Annual Meeting if PSB does not receive notice of such proposal on or before February 8, 1999.

                            SIGNATURES


 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PSB HOLDINGS, INC.




 Date:  October 9, 1998                By:   TODD R TOPPEN
                                             Todd R. Toppen
                                             Vice President

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